Exhibit 21  List of Subsidiaries
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     The subsidiaries of Barnwell Industries, Inc., at September 30, 1995 were:


                                             Percentage    Jurisdiction of
Name of Subsidiary                          of Ownership    Incorporation
------------------                          ------------   ---------------

Barnwell of Canada, Limited                      100%      Delaware
Barnwell Hawaiian Properties, Inc.               100%      Delaware
Water Resources International, Inc.              100%      Delaware
Barnwell Management Co., Inc.                    100%      Delaware
Barnwell Shallow Oil, Inc.                       100%      Delaware
Barnwell Geothermal Corporation                  100%      Delaware
Barnwell Mining Co.                              100%      Delaware
Barnwell Land Co.                                100%      Delaware
Barnwell Overseas, Inc.                          100%      Delaware
Barnwell GEDCO Corporation                       100%      Delaware
Geothermal Exploration Co., Inc.                 100%      Delaware
Victoria Properties, Inc.                        100%      Delaware
Barnwell Israel, Ltd.                            100%      Israel
Barnwell Oil & Gas, Ltd.                         100%      Israel
Bill Robbins Drilling, Ltd.                      100%      Alberta, Canada
Dartmouth Petroleum, Ltd.                        100%      Alberta, Canada
Gypsy Petroleums Ltd.                            100%      Alberta, Canada
J.H. Wilson Associates, Ltd.                     100%      Alberta, Canada
Salcona Gas, Ltd.                                100%      Alberta, Canada
Barnwell Investment Corporation                  100%      Hawaii
Barnwell Kona Corporation                        100%      Hawaii
Barnwell Financial Corporation                   100%      Delaware
NDTX, Inc.                                       100%      Delaware
WRI Properties, Inc.                             100%      Hawaii